Exhibit 99.1

Quantum Materials Appoints Craig A. Lindberg as Chief Financial Officer

SAN MARCOS, Texas – April 1, 2015 — Quantum Materials Corp (OTCQB: QTMM) today announced that Craig A. Lindberg has joined the company as Chief Financial Officer. Mr. Lindberg’s appointment is effective Monday, April 6, 2015 and is in line with the company’s drive to enhance the breadth and depth of its financial and operational leadership team. Mr. Lindberg, age 45, brings to the Company executive-level experience in corporate strategy, managing growth, risk and performance management, and financial reporting.

Prior to joining Quantum Materials, Mr. Lindberg worked as a consultant and entrepreneur from June 2012 through April 2015, during which time he co-founded several businesses. From September 2009 through June 2012, Mr. Lindberg served as Senior Vice President, Strategic Initiatives for Global Geophysical Services, Inc. From July 2008 through September 2009, he served as President and CEO of AutoSeis, Inc., a Global subsidiary.

Prior to that, Mr. Lindberg co-founded Global where he served as Chief Financial Officer from April 2005 to July 2008. During those years, Global’s revenue grew from $0 to $376 million and EBITDA to $94 million and Mr. Lindberg was instrumental in raising over $400 million in debt and $150 million in equity financing and in leading the company toward a NYSE initial public offering. He developed, implemented, and managed the corporate financial strategy and organization and led the acquisition of six businesses.

“We are excited to have Craig on the Quantum Materials team and look forward to his proven financial stewardship as our company and capabilities continue to grow,” said Quantum Materials Corp CEO Stephen Squires. “His experience and skill sets jibe nicely with the needs of our company as we enter commercialization of our technologies and dovetail with our drive toward improving the company’s capital structure and our efforts position the company to move from the OTCBB to a major exchange listing.”

“Quantum Materials is at a transformational stage in its growth and I am pleased and excited to work with the team to take the company to the next level and beyond,” said Mr. Lindberg. “I am eager to start negotiating partner relationships going forward to benefit our company and our shareholders. I am excited to improve our capital structure and explore the potential of seeking a top-tier exchange listing.”

Mr. Lindberg received a Bachelor of Science from the University of Houston and a Masters of Business Administration from Rice University where he established the Global Geophysical Scholarship for Entrepreneurial Studies. He currently serves as a director of Fast Felt Corporation, a building material technology company and My Body and Soul, a 501(c)(3) which provides free basic care and baby care items to people in need.

Mr. Lindberg succeeds Chris Benjamin as Chief Financial Officer and Mr. Benjamin will retain his seat as a Director on the company’s Board of Directors.

About Quantum Materials Corp
Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patent-pending volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contacts:

Business:
Art Lamstein
Director of Marketing
415.883 4556
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

Investor Relations:
Clay Chase
SD Torrey Hills Capital
858 456-7300
cc@sdthc.com